AMENDMENT
                to the Reinsurance Agreements (the "Agreements")
                    listed in the attached Exhibit 1 between

              CUNA MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa,
                                 ("REINSURED"),

                                       and

           ERC LIFE REINSURANCE CORPORATION of Overland Park, Kansas,
                                     ("ERC")

       1. Effective the first day of January, 1999, ERC agrees to be bound by the provisions of the New Mexico Domestic Abuse Insurance Protection Act ("the Act") in all respects and to be subject to enforcement of the Act in the courts of the state of New Mexico in relation to any confidential abuse information relating to a resident of the state of New Mexico that is transferred to ERC by the REINSURED.

       2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreements which do not conflict with the terms hereof.

       IN WITNESS HEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CUNA MUTUAL LIFE INSURANCE COMPANY

By: /s/ Michael A. Hulme                   By: /s/ Barbara L. Secor
   -------------------------------             ----------------------------

Title: AVP, Life & Health Products         Title: AVP, Assistant Secretary
      ----------------------------               --------------------------

Date: 12/21/99                             Date: 12/21/99
     -----------------------------               --------------------------

ERC LIFE REINSURANCE CORPORATION

By: /s/ Raymond D. Jones                    By: /s/ Signature
   -------------------------------             ----------------------------

Title: Vice President                       Title: Assistant Secretary
      ----------------------------                -------------------------

Date: March 30, 2000                        Date: March 30, 2000
     -----------------------------               --------------------------

                                    Exhibit 1

                        ERC Life Reinsurance Corporation

                                                              Agreement
Agreement Number/            Type of                        Effective Date           Agreement
Revision Number             Agreement                  From            Through        Status*
----------------            ---------                  -----           -------       ---------
FYN-FA 8017/AM8     Risk Premium Reinsurance        02/01/1981            --         Effective
ACN-FA 0019/AM6           Coinsurance               10/01/1991            --         Effective
FYN-SA 0024/AM5     Risk Premium Reinsurance        01/01/1992            --         Effective
AYN-FA 0062/AM5     Risk Premium Reinsurance        05/01/1992            --         Effective